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DCB FINANCIAL CORP - 8-K                                   Filing Date: 1/22/04
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                                   EXHIBIT 99

FOR IMMEDIATE RELEASE                                 CONTACT:
Thursday January 22, 2004                             John A. Ustaszewski
                                                      Chief Financial Officer
                                                      (740) 657-7000


              DCB FINANCIAL CORP ANNOUNCES RECORD ANNUAL EARNINGS -
                      DIRECTORS DECLARE QUARTERLY DIVIDEND


Lewis Center, Ohio, January 22, 2004 - DCB Financial Corp (The Corporation), parent of the Delaware County Bank & Trust Company (The Bank), announced record earnings of $5.02 million for the year ended December 31, 2003. This represents a 26% increase over the $4.0 million of net earnings recorded in calendar 2002. Net earnings for the quarter ended December 31, 2003 of $0.33 per share compared to earnings of $0.15 per share for the same quarter in 2002. This represents a 120% increase in earnings per share. For the year ended December 31, 2003, earnings per share totaled $1.26, compared to $0.96 for calendar year 2002, a 31% increase. Net earnings for the fourth quarter of 2003 totaled $1.31 million, compared to $623 thousand for the comparable 2002 quarter.

The Corporation's net interest margin in the fourth quarter of 2003 rebounded from a decline in the third quarter and is moving in a positive direction. This favorable trend, in part, is attributed to the end of the introductory interest rate that the Bank had offered on its Platinum Savings Plus account. Loans grew by 9.3% in 2003. Checking and savings deposits also grew at 5% for the year. Credit quality improved significantly during 2003, as evidenced by a decline in net charge-offs of loans from .66% in 2002 to .31% in 2003. Non-accrual loans also declined from $3.39 million at December 2002 to $1.61 million at the end of 2003, while delinquent loans improved to 1.56% of total loans from 2.08% of total loans, year over year. Numerous cost control measures helped reduce non-interest expense, which declined from $4.58 million in the fourth quarter of 2002 to $4.22 million in the fourth quarter of 2003. The key driver of this improvement is the full time equivalent headcount decrease from 204 in December 2002 to 184 at year end 2003. Return on assets for the year ending December 31, 2003 was .94% compared to .77% in 2002.

"We are pleased with The Bank's performance and the many positive trends that were established in 2003", said Jeff Benton, President and CEO. " We are certainly looking forward to continuing to raise our levels of performance in 2004 and beyond. Our local market remains strong and continues to grow. With that growth also come competitive challenges, but we believe we have positioned The Corporation to meet those challenges in the coming years".

The Board of Directors declared a dividend of $0.10 per common share to shareholders of record on January 30, 2004 and payable February 17, 2004.



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DCB FINANCIAL CORP - 8-K                                   Filing Date: 1/22/04
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DCB Financial Corp is a financial holding company formed under the laws of the
State of Ohio. The Bank is a state-chartered commercial bank, which conducts business from its main offices at 110 Riverbend Avenue in Lewis Center, Ohio, and through its 15 full-service branch offices located in Delaware and the surrounding communities. The Bank provides customary retail and commercial banking services to its customers, including checking and savings accounts, time deposits, IRAs, safe deposit facilities, personal loans, commercial loans, real estate mortgage loans, night depository facilities and trust services. The Bank also provides cash management, bond registrar and payment services. The Bank offers data processing services to other financial institutions, however such services are not a significant part of its current operations or revenues.


APPLICATION OF CRITICAL ACCOUNTING POLICIES
DCB's consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States and follow general practices within the financial services industry. The application of these principles requires management to make estimates, assumptions, and judgments that affect the amounts reported in the financial statements and accompanying notes. These estimates, assumptions, and judgments are based on information available as of the date of the financial statements; as this information changes, the financial statements could reflect different estimates, assumptions, and judgments.

The most significant accounting policies followed by the Corporation are presented in Note 1 of the audited consolidated financial statements contained in the Corporation's Annual Report to Shareholders. These policies, along with the disclosures presented in the other financial statement notes and in this financial review, provide information on how significant assets and liabilities are valued in the financial statements and how those values are determined.



FORWARD-LOOKING STATEMENTS
Certain statements in this report constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to the financial condition and prospects, lending risks, plans for future business development and marketing activities, capital spending and financing sources, capital structure, the effects of regulation and competition, and the prospective business of both the Corporation and its wholly-owned subsidiary The Delaware County Bank & Trust Company (the "Bank"). Where used in this report, the word "anticipate," "believe," "estimate," "expect," "intend," and similar words and expressions, as they relate to the Corporation or the Bank or their respective management, identify forward-looking statements. Such forward-looking statements reflect the current views of the Corporation and are based on information currently available to the management of the Corporation and the Bank and upon current expectations, estimates, and projections about the Corporation and its industry, management's belief with respect thereto, and certain assumptions made by management. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to: (i) significant increases in competitive pressure in the banking and financial services industries; (ii) changes in the interest rate environment which could reduce anticipated or actual margins; (iii) changes in political conditions or the legislative or regulatory environment; (iv) general economic conditions, either




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DCB FINANCIAL CORP - 8-K                                   Filing Date: 1/22/04
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nationally or regionally (especially in central Ohio), becoming less favorable than expected resulting in, among other things, a deterioration in credit quality of assets; (v) changes occurring in business conditions and inflation;
(vi) changes in technology; (vii) changes in monetary and tax policies; (viii) changes in the securities markets; and (ix) other risks and uncertainties detailed from time to time in the filings of the Corporation with the Commission.

The Corporation does not undertake, and specifically disclaims any obligation, to publicly revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.




SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
January 22, 2004 Press Release

                               DCB FINANCIAL CORP
                       Key Ratios and Other Financial Data
                                   (Unaudited)
                     (Dollars and share totals in thousands)

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
                                                                Three Months Ended
                                                                ------------------
                                                          12/31/03               12/31/02
                                                          --------               --------
Key Financial Information:
-------------------------

Net interest income                                       $  4,759               $  5,001

Provision for loan and lease losses                            355                  1,250

Non-interest income                                          1,705                  1,772

Non-interest expense                                         4,216                  4,581

Net income                                                   1,311                    623

Loan balances (average)                                    399,712                371,507

Deposit balances (average)                                 445,810                432,086

Basic and diluted earnings per common share               $   0.33               $   0.15

Total shares outstanding (000)                               3,935                  4,168



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DCB FINANCIAL CORP - 8-K                                   Filing Date: 1/22/04
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SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
January 22, 2004 Press Release

                                                                          Three Months Ended
                                                                          ------------------
                                                                     12/31/03               12/31/02
                                                                     --------               --------
Key ratios:
----------

Return on average assets                                                .94%                  0.48%

Return on average shareholders' equity                                10.64%                  4.75%

Non-interest expense to average assets                                 0.76%                  0.89%

Efficiency ratio                                                      64.43%                 67.02%

Net interest margin                                                    3.72%                  4.22%

Equity to assets at period end                                         8.98%                 10.04%

Allowance for loan losses as a percentage of period-end loans          1.07%                  1.10%

Total allowance for losses on loans to non-performing loans          268.34%                120.93%

Non-performing loans to total loans (net)                              0.40%                  0.92%




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